ARTHER ANDERSEN LLP








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made part of this Registration Statement.



                                        Arther Andersen LLP

Phoenix, Arizona,
  May 23, 1997